Calculation of Filing Fee Tables
S-3
BORGWARNER INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.950% Senior Notes due 2029	457(r)	500,000,000		$ 498,950,000.00	0.0001476	$ 73,645.02
Fees to be Paid	2	Debt	5.400% Senior Notes due 2034	457(r)	500,000,000		$ 497,335,000.00	0.0001476	$ 73,406.65
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 996,285,000.00		$ 147,051.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 147,051.67
Offering Note
[1]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the Registrant's registration statement on Form S-3 (File No. 333-269858) on February 17, 2023 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.

[2]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933. Payment of the registration fee at the time of filing of the Registrant's registration statement on Form S-3 (File No. 333-269858) on February 17, 2023 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.

Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 1,000,000,000. The maximum aggregate offering price of the securities to which the prospectus relates is $996,285,000.00. The prospectus is a final prospectus for the related offering.
The maximum aggregate amount of the securities to which the prospectus relates is 1,000,000,000. The prospectus is a final prospectus for the related offering.